UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2007

ABLEAUCTIONS.COM, INC.

(Exact name of Registrant as specified in charter)

Florida     000-28179   59-3404233

(State or other jurisdiction             (Commission File Number)  (IRS Employer

of incorporation)        Identification Number)

Suite 2000 - 1963 Lougheed Highway

Coquitlam, British Columbia Canada

(Address of principal executive offices)

Registrant’s telephone number, including area code:  604-521-3369

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management.  When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements.  Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 2.02.

Results of Operations and Financial Condition.

On May 15, 2007, the Registrant announced financial results for the year quarter ended March 31, 2007.  A copy of the press release is attached hereto as an exhibit.

Item 9.01.

Financial Statements and Exhibits.

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABLEAUCTIONS.COM, INC.

/s/ Abdul Ladha
Abdul Ladha, Chief Executive Officer
Dated: May 15, 2007

Exhibit 99.1

PRESS RELEASE

ABLEAUCTIONS ANNOUNCES FIRST QUARTER 2007 RESULTS

OJAI, CALIFORNIA – May 15, 2007 – Ableauctions.com Inc.  (AMEX:AAC) (the “Company”) announced today the results of operations for the quarter ended March 31, 2007.

FINANCIAL HIGHLIGHTS

Revenues.  During the three months ended March 31, 2007, the Company reported revenues of $1,014,911 compared to revenues of $2,039,152 during the same period in 2006, a decrease of $1,024,241 or 50%. The decrease in revenues was attributed to a 62% decrease in revenues earned from the Company’s liquidation services, primarily Unlimited Closeouts Inc..  Revenues from liquidation services totaled $651,803 (or 64% of total revenue) compared to revenues of $1,707,891 (or 84% of total revenue) during the same period in 2006.  The Company expects revenues from its liquidation services to increase for the remainder of 2007.  Revenues earned in the future from  liquidation services will fluctuate widely based upon seasonality, the inventory available, the timing of orders, and the Company’s ability to verify and ship orders on a timely basis.

Revenues from the Company’s live auction operations group which includes iCollector and NAALive, grew 7% to $221,745 during the three months ended March 31, 2007 compared to the same period in 2006.  The number of auction sessions facilitated in the first quarter of 2007 increased by 86% to 399 compared to 214 auction sessions for the same period in 2006.

Gross Profit.  The Company reported an increase in gross profit percentage for the three months ended March 31, 2007.  Gross profit was $474,820 (or 47% of revenues) for the three-months ended March 31, 2007 as compared to $709,386 (or 35% of revenues) for the three-months ended March 31, 2006.  The increase in gross profit as a percentage of revenue is a result of improved pricing and product offerings of the Company’s liquidation operations.  The revenue of the auction services group increased while the revenue of the liquidation services group declined.  The Company expects future gross profit margins to vary considerably from quarter-to-quarter depending on the performance of various divisions.  Over time, the gross profit as a percentage of revenue is expected to range between 25% and 30%, based on the anticipated returns from its various divisions.

Operating Expenses.  During the three month period ended March 31, 2007, the Company reported operating expenses of $534,514 or approximately 53% of revenue compared to $689,069 or approximately 34% of revenue for the same period in 2006.

Operating expenses as a percentage of revenue were higher than the corresponding period in the previous year due to the decrease in revenue and a significant fixed cost component of the Company’s operating expenses.  The Company’s most significant fixed costs include salaries and benefits, management fees, and office and administration costs.  Operating expenses are estimated to be approximately 40% to 45% of revenue for the remainder of the year.

The decrease in total operating expenses resulted primarily from a decrease of $214,830 in commissions paid, which was due to the decrease in the number of liquidation transactions the Company facilitated and adjustments in the Company’s commission structures, and a decrease of $66,102 in accounting and legal fees.

During the three month period ended March 31, 2007, the cost of investor relations and shareholder information services was $17,531.  There was no similar cost for investor relations and shareholder information services for the same period in 2006.  The Company expects the cost of investor relations in 2007 to increase significantly as it plans is to increase its shareholder services.

During the three month period ended March 31, 2007, salaries and benefits totaled $231,213 compared to $154,457 for the same period in 2006.  The increase of $76,756 or approximately 49.7% from the previous year was due to new employees and increased benefits.  Salaries and benefits are expected to remain the same for the duration of the year.

Net Income.  The Company reported net income of $19,998 for the three months ended March 31, 2007 compared to net income of $140,310 for the three month period ended March 31, 2006.

Shareholders Equity.  The Company reported shareholders’ equity, defined as the carrying amount of the Company’s assets minus its liabilities, totaling $13,029,312 at March 31, 2007 compared to $12,892,032 at December 31, 2006.

About Ableauctions.com

Ableauctions.com Inc. (AMEX “aac”) is a high-tech liquidator and on-line auction facilitator that operates the domains iCollector.com, Naalive.com and Unlimited Closeouts.com.

As an on-line auction facilitator, the Company, with the experience of over 3,000 auctions, has developed state-of-the-art technology to broadcast auctions over the Internet (www.ableauctions.com/technology) and currently provides the technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  The Company broadcasts business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA) and art, antique and collectible auctions for numerous galleries and auction houses around the world through eBay Live Auctions.

As a liquidator, the Company, through Unlimited Closeouts, purchases overstocks, order cancellations and discontinued products from major manufacturers and importers, then sells the merchandise to major retail chains, other resellers or the public.

For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com

Company Contact

Mr. Lindsay Malcolm

Corporate Communications & Investor Relations

604-520-6708

lmalcolm@ableauctions.com

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and the Company’s business strategy.  The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements."   Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our staff, loss of management personnel, an inability to obtain financing as and when we need it, competition from other on-line auction businesses, our ability to implement or manage our expansion strategy, general economic conditions, our ability to license our software to other auction houses, our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in our Annual Report on Form 10-KSB and on documents we file from time-to-time with the Securities and Exchange Commission.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.  E.&O.E.